EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PTN Media, Inc.

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated March 26, 1998, relating to the financial statements of PTN Media, Inc., and to the reference to our firm under the caption "Experts" in this registration statement.

LAZAR LEVINE & FELIX LLP

New York, New York
August 14, 1998